UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
September 25, 2008

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer
Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(e) On September 25, 2008, the Compensation and Organization Committee (the “Committee”) of the Board of Directors of Campbell Soup Company (the “Company”) approved special grants of 13,500 restricted stock units each to Larry McWilliams, Senior Vice President and President-Campbell International, and Denise Morrison, Senior Vice President and President-North America Soup, Sauces and Beverages, pursuant to the Company’s 2005 Long-Term Incentive Plan. In making these special grants, the Committee considered the importance of Mr. McWilliams’ and Ms. Morrison’s continuing significant leadership of their respective business units and the competitive environment for executive talent in the consumer packaged goods industry. The grants are not part of their regular annual compensation. Each restricted stock unit represents a right to receive one share of Company common stock upon vesting of the restricted stock unit. The restricted stock units shall vest 100% on September 30, 2011, provided the officer continues to be employed by the Company until that date.
The terms of the grants are set forth in the agreements filed as exhibits to this Form 8-K and incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits
(d)	Exhibits
10.1	2005 Long-Term Incentive Plan Special Time-Lapse Restricted Stock Unit Agreement, dated as of October 1, 2008, between the Company and Larry S. McWilliams.

10.2	2005 Long-Term Incentive Plan Special Time-Lapse Restricted Stock Unit Agreement, dated as of October 1, 2008, between the Company and Denise M. Morrison.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY (Registrant)
Date: October 1, 2008	By:	/s/ John J. Furey
John J. Furey
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2005 Long-Term Incentive Plan Special Time-Lapse Restricted Stock Unit Agreement, dated as of October 1, 2008, between the Company and Larry S. McWilliams.

10.2	2005 Long-Term Incentive Plan Special Time-Lapse Restricted Stock Unit Agreement, dated as of October 1, 2008, between the Company and Denise M. Morrison.